UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Tri-S Security Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRI-S SECURITY CORPORATION

Royal Centre One

11675 Great Oaks Way, Suite 120

Alpharetta, Georgia 30022

PROXY STATEMENT SUPPLEMENT

This proxy statement supplement (this “Supplement”) is being furnished to the shareholders of Tri-S Security Corporation, a Georgia corporation (the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board”) from holders of the Company’s outstanding common stock, $0.001 par value per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of the Company (together with any adjournments or postponements thereof, the “Meeting”) to be held at 11:00 a.m., local time, on Tuesday, November 7, 2006, at the Company’s corporate offices, located at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022. This Supplement supplements and amends the disclosure set forth in the original proxy statement of the Company dated October 6, 2006 (the “Original Proxy Statement”), which was first mailed to shareholders of record of the Company on or about October 11, 2006, to provide disclosure regarding the proxy solicitor which the Company has engaged in connection with the Meeting and to clarify the vote required to approve the proposals described in the Original Proxy Statement. To the extent that the information in this Supplement differs from, updates or conflicts with the information contained in the Original Proxy Statement, the information in this Supplement shall amend and supersede the information in the Original Proxy Statement. Except as described in this Supplement, the information provided in the Original Proxy Statement continues to apply. Accordingly, this Supplement should be read in conjunction with the Original Proxy Statement.

This Supplement is dated October 24, 2006 and is expected to be mailed to shareholders of record of the Company on or about October 25, 2006. Capitalized terms used in this Supplement shall have the respective meanings assigned to them in the Original Proxy Statement.

Solicitation of Proxies

The Company will bear the costs of printing and mailing the Original Proxy Statement and this Supplement, as well as all other costs incurred on behalf of the Board in connection with its solicitation of proxies from the Company’s shareholders. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, personal interview, telephone or other means without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the Common Stock not beneficially owned by them, for forwarding such solicitation materials to, and obtaining proxies from, the beneficial owners of such Common Stock entitled to vote at the Meeting. The Company will reimburse these persons for their reasonable expenses incurred in doing so. The Company has also retained Georgeson Inc. to assist the Board in its solicitation of proxies for a fee of $12,000 plus expenses.

Quorum and Vote Required

A quorum of the Company’s shareholders is necessary to transact business at the Meeting. The presence at the Meeting, in person or by proxy, of shares of Common Stock representing a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker-non votes, discussed below, count as present for establishing a quorum.

Provided a quorum is present at the Meeting, (i) directors will be elected by a plurality of the votes cast, meaning that the Class I nominee receiving the most votes will be elected as a Class I director; and (ii) each of the other proposals will be approved if the votes cast favoring such proposal exceed the votes cast opposing such proposal. If a quorum is not present at the Meeting, then it is expected that the Meeting will be adjourned or postponed to solicit additional proxies.

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the votes cast as to any particular proposal on which the broker has expressly not voted. Broker non-votes are proxies from brokers or nominees indicating that those persons have not received instructions from the beneficial owners as to certain proposals on which the beneficial owners are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary voting power to vote without instructions. With respect to the proposal to elect a Class I director, abstentions, broker non-votes and instructions to withhold authority to vote for the nominee will result in the nominee receiving fewer votes. With respect to all other proposals presented at the Meeting, abstentions and broker non-votes will have no effect on such proposals.

THE TIME REMAINING TO VOTE IS SHORT AND YOUR VOTE IS IMPORTANT. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CALL GEORGESON INC., THE COMPANY’S PROXY SOLICITOR, AT 866-238-0775.

By Order of the Board of Directors,

Ronald G. Farrell
Chairman of the Board

October 24, 2006

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